Exhibit 99

NEWS

CONTACT: Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER 2016 RESULTS

HIGHLIGHTS

•
Second quarter reported diluted EPS totaled $0.96, a 10 percent increase over prior year results. Excluding transition and transaction costs related to the Starwood acquisition, second quarter adjusted diluted EPS totaled $1.03, an 18 percent increase over prior year results;

•
North American comparable systemwide constant dollar RevPAR rose 3.2 percent in the second quarter. On a constant dollar basis, worldwide comparable systemwide RevPAR rose 2.9 percent in the second quarter;

•
At the end of the second quarter, Marriott’s worldwide development pipeline increased to more than 285,000 rooms, including approximately 33,000 rooms approved, but not yet subject to signed contracts;

•	Marriott added nearly 11,000 rooms during the second quarter, including approximately 1,700 rooms converted from competitor brands and roughly 3,600 rooms in international markets;

•
Second quarter reported net income totaled $247 million, a 3 percent increase over prior year results. Excluding transition and transaction costs related to the Starwood acquisition, second quarter adjusted net income totaled $265 million, a 10 percent increase over prior year results;

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $494 million in the quarter, an 8 percent increase over second quarter 2015 adjusted EBITDA;

•	Acquisition of Starwood Hotels & Resorts Worldwide is expected to close in the coming weeks.

BETHESDA, MD - July 27, 2016 - Marriott International, Inc. (NASDAQ: MAR) today reported second quarter 2016 results.

Marriott reported net income totaled $247 million in the second quarter of 2016 compared to $240 million in the year-ago quarter. Reported diluted earnings per share (EPS) was $0.96 in the second quarter of 2016 compared to $0.87 in the second quarter of 2015.

Second quarter 2016 adjusted net income totaled $265 million, a 10 percent increase over 2015 second quarter net income. Adjusted diluted EPS in the second quarter totaled $1.03, an 18 percent increase from diluted EPS in the year-ago quarter. Adjusted net income and adjusted diluted EPS for the second quarter of 2016 exclude $25 million ($18 million after-tax and $0.07 per diluted share) of transition and transaction costs related to the Starwood acquisition. See page A-1 for the calculation of adjusted results. On April 27, 2016, the company forecasted second quarter diluted EPS of $0.96 to $1.00, which did not include transition and transaction costs related to the Starwood acquisition.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “Marriott’s second quarter results demonstrate the company’s strength. Leading brands and a focus on bottom line results delivered strong results in the second quarter. While hotel performance reflected generally slower economic growth, leisure travel demand remained robust and group business performed well. Attendance at group meetings was on track during the quarter, group cancellations remain low and we continue to see strong future group bookings. We increased property-level house profit margins at our company-operated hotels, improving efficiency while delivering outstanding service to our guests.

“We added nearly 11,000 rooms to our lodging portfolio during the quarter, with one-third of those rooms in markets outside North America. Owners continue to prefer our brands, increasing our development pipeline to more than 285,000 rooms at quarter-end.

“Our business model remains focused on managing or franchising the finest hotel brands around the world. This asset-light strategy minimizes our exposure to economic cycles even as our brands grow their distribution. We anticipate growing our worldwide rooms distribution by 6.5 percent, net, in 2016 from Marriott’s 19 legacy brands alone.

“We look forward to completing the acquisition of Starwood Hotels & Resorts Worldwide in the coming weeks. After months of planning, we are confident that we will hit the ground running and are even more excited about the prospects presented by the combination of Marriott and Starwood.”

For the 2016 second quarter, RevPAR for worldwide comparable systemwide properties increased 2.9 percent (a 2.3 percent increase using actual dollars).

In North America, Marriott’s comparable systemwide RevPAR increased 3.2 percent (a 3.1 percent increase using actual dollars) in the second quarter of 2016, including a 2.2 percent increase (a 2.1 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American full-service hotels (including Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton and EDITION) increased 3.7 percent (a 3.5 percent increase in actual dollars) with a 1.8 percent increase (a 1.6 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American limited-service hotels (including Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites and AC Hotels by Marriott) increased 2.8 percent (a 2.7 percent increase in actual dollars) in the second quarter of 2016 with a 2.3 percent increase (a 2.2 percent increase in actual dollars) in average daily rate.

International comparable systemwide RevPAR rose 1.9 percent (a 0.8 percent decline using actual dollars) in the second quarter of 2016.

Marriott added 80 new properties (10,701 rooms) to its worldwide lodging portfolio in the 2016 second quarter, including the Skopje Marriott in Macedonia, the Minsk Marriott in Belarus and the Hotel Nassau Breda, an Autograph Collection hotel in the Netherlands. Six properties (549 rooms) exited the system during the quarter. At quarter-end, Marriott’s lodging system encompassed 4,554 properties and timeshare resorts for a total of more than 777,000 rooms.

Marriott’s worldwide development pipeline totaled 1,762 properties with more than 285,000 rooms at quarter-end, including 608 properties with roughly 106,000 rooms under construction and 219 properties with approximately 33,000 rooms approved for development, but not yet subject to signed contracts.

MARRIOTT REVENUES totaled $3.9 billion in the 2016 second quarter compared to revenues of approximately $3.7 billion for the second quarter of 2015. Base management and franchise fees totaled $421 million compared to $412 million in the year-ago quarter. The year-over-year increase largely reflects higher RevPAR and unit growth, partially offset by $9 million of lower deferred fee recognition, $6 million of unfavorable foreign exchange and $3 million of lower relicensing fees.

Second quarter worldwide incentive management fees increased 16 percent to $94 million, primarily due to higher RevPAR and house profit margins, as well as increased international distribution, partially offset by $2 million of unfavorable foreign exchange. In North America alone, incentive management fees increased 22 percent. In the second quarter, 64 percent of worldwide company-managed hotels earned incentive management fees compared to 59 percent in the year-ago quarter.

On April 27, the company estimated total fee revenue for the second quarter would total $520 million to $530 million. Actual total fee revenue of $515 million in the quarter was modestly lower than estimated, reflecting RevPAR at the low end of the guidance range and $4 million of lower than expected relicensing fees.

Worldwide comparable company-operated house profit margins increased 60 basis points in the second quarter with higher room rates, improved productivity and lower utility costs. House profit margins for comparable company-operated properties outside North America declined 10 basis points (reflecting lower house profit margins in the Middle East and Africa region), but North American comparable company-operated house profit margins increased 100 basis points from the year-ago quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $72 million, compared to $60 million in the year-ago quarter. The year-over-year increase largely reflects improved results at one owned and several leased hotels, including recently renovated hotels, $5 million of higher residential and credit card branding fees and $3 million of lower pre-opening expenses. The increases were partially offset by the impact of the sale of one international owned property in the fourth quarter of 2015.

On April 27, Marriott estimated owned, leased, and other revenue, net of direct expenses for the second quarter would total approximately $75 million. Actual results in the quarter were lower than expected largely due to slightly lower than expected branding fees.

DEPRECIATION, AMORTIZATION, and OTHER expenses totaled $30 million in the second quarter of 2016 compared to $32 million in the year-ago quarter.

GENERAL, ADMINISTRATIVE, and OTHER expenses for the 2016 second quarter totaled $168 million. Excluding $14 million of transition and transaction costs related to the Starwood acquisition, adjusted general, administrative, and other expenses for the 2016 second quarter totaled $154 million compared to $152 million in the year-ago quarter. The increase in adjusted expenses year-over-year was largely due to higher routine administrative costs and growth, partially offset by lower reserves for guarantee funding.

On April 27, Marriott estimated general, administrative, and other expenses for the second quarter would total $155 million to $160 million, not including transition and transaction costs related to the Starwood acquisition. Adjusted expenses recorded in the quarter were lower than expected largely due to solid cost controls.

INTEREST EXPENSE, NET increased $14 million in the second quarter to $50 million. Excluding $11 million of transition and transaction costs related to the Starwood acquisition, adjusted interest expense, net increased $3 million in the second quarter to $39 million, largely due to higher interest expense associated with new debt issuances.

On April 27, Marriott estimated interest expense, net for the second quarter would total approximately $40 million, not including transition and transaction costs related to the Starwood acquisition.

EQUITY IN EARNINGS totaled $5 million in the second quarter. On April 27, the company estimated equity in earnings for the second quarter would total approximately $0 million. Actual results in the second quarter were above the estimate largely due to better than expected joint venture earnings.

Provision for Income Taxes
The provision for income taxes in the 2016 second quarter included $10 million of net favorable discrete tax items.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)
For the second quarter, adjusted EBITDA totaled $494 million, an 8 percent increase over second quarter 2015 adjusted EBITDA of $457 million. See page A-8 for the adjusted EBITDA calculation.

Balance Sheet
At quarter-end, total debt was $4,360 million and cash balances totaled $679 million, compared to $4,107 million in debt and $96 million of cash at year-end 2015.

During the 2016 second quarter, the company issued $750 million of Series Q Senior
Notes due in 2022 with a 2.3 percent interest rate coupon and $750 million of Series R Senior Notes due in 2026 with a 3.125 percent interest rate coupon. The company also retired $289 million of Series H Senior Notes in the quarter and reduced outstanding commercial paper to $0.

In anticipation of completing the Starwood acquisition, the company extended its credit facility expiration to June 2021 and increased the facility from $2 billion to $4 billion, up to $2.5 billion of which is currently available. Upon closing of the Starwood acquisition, the full $4 billion will be available to the company. At the end of the 2016 second quarter, the company had no borrowings under the facility.

Marriott Common Stock
Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 258.0 million in the 2016 second quarter, compared to 277.3 million in the year-ago quarter. Year-to-date, the company has repurchased 3.7 million shares for $225 million, but did not repurchase shares in the second quarter in anticipation of completing the Starwood acquisition.

OUTLOOK
Marriott’s outlook does not include the impact of the pending Starwood acquisition.

For full year 2016, Marriott expects standalone comparable systemwide RevPAR on a constant dollar basis will increase roughly 3 percent in North America, outside North America and worldwide.

The company anticipates gross room additions of roughly 7.5 percent, or 6.5 percent, net, worldwide for Marriott standalone for full year 2016. These estimates are 50 basis points lower than anticipated a quarter ago due to delayed openings for some hotels in North America, as well as the Middle East and Africa.

On a standalone basis, Marriott expects full year 2016 adjusted EBITDA could total $1,889 million to $1,904 million. On April 27, the company estimated full year adjusted EBITDA could total $1,900 million to $1,965 million. At the mid-point, the full year adjusted EBITDA estimate decreased by $36 million from the prior outlook largely reflecting slower total fee revenue growth associated with the more modest outlook for both full year 2016 RevPAR and unit growth, and approximately $10 million of lower relicensing fees, as well as lower branding fees, partially offset by lower general and administrative expenses. See page A-11 for the adjusted EBITDA calculation.

For the 2016 third quarter, Marriott expects standalone comparable systemwide RevPAR on a constant dollar basis will increase 3 to 4 percent in North America, outside North America and worldwide.

The company assumes third quarter standalone total fee revenue could total $495 million to $500 million, growth of 6 to 8 percent over third quarter 2015 total fee revenue of $465 million. This fee revenue estimate reflects roughly $10 million of negative impact year-over-year from foreign exchange.

On a standalone basis, Marriott expects third quarter 2016 operating income could total $370 million to $375 million, a 9 to 11 percent increase compared to the 2015 third quarter, and adjusted EBITDA could total $476 million to $481 million, a 10 to 12 percent increase compared to the year-ago quarter. See page A-9 for the adjusted EBITDA calculation.

For the 2016 fourth quarter, Marriott expects standalone comparable systemwide RevPAR on a constant dollar basis will increase 1 to 3 percent in North America, 3 to 4 percent outside North America and 2 to 3 percent worldwide.

The company assumes fourth quarter standalone total fee revenue could total $485 million to $490 million, growth of 7 to 8 percent over fourth quarter 2015 total fee revenue of $454 million.

These fee revenue estimates reflects roughly $5 million of negative impact year-over-year from foreign exchange.

On a standalone basis, Marriott expects fourth quarter 2016 operating income could total $361 million to $371 million, a 16 to 20 percent increase compared to the 2015 fourth quarter, and adjusted EBITDA could total $461 million to $471 million, a 15 to 17 percent increase compared to the year-ago quarter. See page A-10 for the adjusted EBITDA calculation.

	Third Quarter 2016	Fourth Quarter 2016
Total fee revenue	$495 million to $500 million	$485 million to $490 million
Owned, leased and other revenue, net of direct expenses	Approx. $70 million	$80 million to $85 million
Depreciation, amortization, and other expenses	Approx. $35 million	Approx. $34 million
General, administrative, and other expenses	Approx. $160 million	Approx. $170 million
Operating income	$370 million to $375 million	$361 million to $371 million
Gains and other income	Approx. $5 million	Approx. $0 million
Equity in earnings (losses)	Approx. $5 million	Approx. $0 million
Adjusted EBITDA	$476 million to $481 million	$461 million to $471 million

Marriott expects standalone investment spending in 2016 will total approximately $450 million to $550 million, including approximately $100 million for maintenance capital. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments.

Going forward, the company will continue to adjust reported results to exclude transition and transaction costs related to the Starwood acquisition. While the company is unable to estimate transition costs, it expects transaction costs will total approximately $140 million.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 28, 2016 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until July 28, 2017.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 23009291. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, July 28, 2016 until 8 p.m. ET, Thursday, August 4, 2016. To access the replay, call 404-537-3406. The conference ID for the recording is 23009291.
Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; the anticipated closing date of the Starwood combination; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the pace of the economy; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; receipt of the final outstanding required antitrust clearance for the Starwood combination; and the extent to which we are able to successfully integrate Starwood, manage our expanded operations, and realize the anticipated benefits of combining Starwood and Marriott. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of July 27, 2016. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is a global leading lodging company based in Bethesda, Maryland, USA, with more than 4,500 properties in 88 countries and territories.  Marriott International reported revenues of more than $14 billion in fiscal year 2015. The company operates and franchises hotels and licenses vacation ownership resorts under 19 brands, including: The Ritz-Carlton®, BVlgari®, EDITION®, JW Marriott®, Autograph Collection® Hotels, Renaissance® Hotels, Marriott Hotels®, Delta Hotels and Resorts®, Marriott Executive Apartments®, Marriott Vacation Club®, Gaylord Hotels®, AC Hotels by Marriott®, Courtyard®, Residence Inn®, SpringHill Suites®, Fairfield Inn & Suites®, TownePlace Suites®, Protea Hotels by Marriott® and Moxy Hotels®. Marriott has been consistently recognized as a top employer and for its superior business ethics. The company also manages the award-winning guest loyalty program, Marriott Rewards® and The Ritz-Carlton Rewards® program, which together comprise more than 57 million members. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
SECOND QUARTER 2016 AND 2015
(in millions except per share amounts, unaudited)

	As Reported		As Adjusted**	As Reported	Percent
	Three Months Ended	Merger-Related	Three Months Ended	Three Months Ended	Better/(Worse)
	June 30, 2016	Costs**	June 30, 2016	June 30, 2015	Adjusted 2016 vs. 2015
REVENUES
Base management fees	$186	$—	$186	$191	(3)
Franchise fees	235	—	235	221	6
Incentive management fees	94	—	94	81	16
Owned, leased, and other revenue [1]	245	—	245	243	1
Cost reimbursements [2]	3,142	—	3,142	2,953	6
Total Revenues	3,902	—	3,902	3,689	6
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[3]	173	—	173	183	5
Reimbursed costs	3,142	—	3,142	2,953	(6)
Depreciation, amortization, and other [4]	30	—	30	32	6
General, administrative, and other [5]	168	14	154	152	(1)
Total Expenses	3,513	14	3,499	3,320	(5)
OPERATING INCOME	389	(14)	403	369	9
Gains and other income, net [6]	—	—	—	20	(100)
Interest expense	(57)	(11)	(46)	(42)	(10)
Interest income	7	—	7	6	17
Equity in earnings [7]	5	—	5	2	150
INCOME BEFORE INCOME TAXES	344	(25)	369	355	4
Provision for income taxes	(97)	7	(104)	(115)	10
NET INCOME	$247	$(18)	$265	$240	10
EARNINGS PER SHARE
Earnings per share - basic	$0.97	$(0.07)	$1.04	$0.88	18
Earnings per share - diluted	$0.96	$(0.07)	$1.03	$0.87	18

Basic Shares	254.3	254.3	254.4	272.4
Diluted Shares	258.0	258.0	258.9	277.3
** As adjusted measures represent the results of our operations before the impact of Starwood merger-related costs. See page A-14 for more information about these non-GAAP measures.

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
SECOND QUARTER YEAR-TO-DATE 2016 AND 2015
(in millions except per share amounts, unaudited)

	As Reported		As Adjusted**	As Reported	Percent
	Six Months Ended	Merger-Related	Six Months Ended	Six Months Ended	Better/(Worse)
	June 30, 2016	Costs**	June 30, 2016	June 30, 2015	Adjusted 2016 vs. 2015
REVENUES
Base management fees	$358	$—	$358	$356	1
Franchise fees	442	—	442	425	4
Incentive management fees	195	—	195	170	15
Owned, leased, and other revenue [1]	492	—	492	500	(2)
Cost reimbursements [2]	6,187	—	6,187	5,751	8
Total Revenues	7,674	—	7,674	7,202	7
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	339	—	339	377	10
Reimbursed costs	6,187	—	6,187	5,751	(8)
Depreciation, amortization, and other [4]	61	—	61	76	20
General, administrative, and other [5]	331	22	309	297	(4)
Total Expenses	6,918	22	6,896	6,501	(6)
OPERATING INCOME	756	(22)	778	701	11
Gains and other income, net [6]	—	—	—	20	(100)
Interest expense	(104)	(13)	(91)	(78)	(17)
Interest income	13	—	13	14	(7)
Equity in earnings [7]	5	—	5	5	0
INCOME BEFORE INCOME TAXES	670	(35)	705	662	6
Provision for income taxes	(204)	10	(214)	(215)	0
NET INCOME	$466	$(25)	$491	$447	10
EARNINGS PER SHARE
Earnings per share - basic	$1.83	$(0.10)	$1.93	$1.63	18
Earnings per share - diluted	$1.80	$(0.10)	$1.90	$1.59	19

Basic Shares	254.3	254.3	254.3	275.1
Diluted Shares	258.7	258.7	258.7	280.6
** As adjusted measures represent the results of our operations before the impact of Starwood merger-related costs. See page A-14 for more information about these non-GAAP measures.

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms
Brand	June 30, 2016	June 30, 2015	vs. June 30, 2015	June 30, 2016	June 30, 2015	vs. June 30, 2015

North American Full-Service
Marriott Hotels	365	364	1	147,935	146,874	1,061
Renaissance Hotels	84	81	3	28,038	28,322	(284)
Autograph Collection Hotels	60	49	11	13,714	11,562	2,152
Gaylord Hotels	5	5	—	8,098	8,098	—
Delta Hotels and Resorts	37	37	—	9,784	9,595	189
The Ritz-Carlton Hotels	40	40	—	11,839	11,691	148
The Ritz-Carlton Residences	33	32	1	4,056	3,812	244
EDITION Hotels	2	2	—	567	568	(1)
EDITION Residences	1	1	—	25	25	—
North American Limited-Service
Courtyard	936	895	41	131,647	126,409	5,238
Residence Inn	703	681	22	86,088	83,227	2,861
TownePlace Suites	288	260	28	28,954	26,111	2,843
Fairfield Inn & Suites	793	743	50	72,856	68,375	4,481
SpringHill Suites	349	327	22	41,497	38,652	2,845
AC Hotels by Marriott[1]	8	5	3	1,352	911	441
Moxy Hotels	2	—	2	294	—	294
International
Marriott Hotels	247	228	19	75,684	69,892	5,792
Marriott Executive Apartments	27	27	—	4,131	4,149	(18)
Renaissance Hotels	78	78	—	23,913	24,361	(448)
Autograph Collection Hotels[1]	42	37	5	10,223	9,428	795
Protea Hotels	97	105	(8)	9,284	9,864	(580)
The Ritz-Carlton Hotels	52	48	4	14,686	14,057	629
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
The Ritz-Carlton Residences	8	8	—	416	416	—
Bulgari Hotels & Resorts	3	3	—	202	202	—
Bulgari Residences	1	1	—	5	5	—
EDITION Hotels	2	2	—	251	251	—
Courtyard	127	107	20	25,753	21,374	4,379
Residence Inn	7	7	—	717	717	—
Fairfield Inn & Suites	8	4	4	1,234	622	612
AC Hotels by Marriott[1]	83	77	6	10,277	9,448	829
Moxy Hotels	2	1	1	414	162	252

Timeshare[2]	60	58	2	12,889	12,876	13

Total Lodging	4,554	4,317	237	777,402	742,635	34,767

1	Results for all AC Hotels by Marriott properties and five Autograph Collection properties are presented in the “Equity in earnings” caption of our Consolidated Statements of Income.

2	Timeshare property and room counts are as of June 17, 2016 and June 19, 2015, the end of Marriott Vacation Worldwide’s second quarter for 2016 and 2015, respectively.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended June 30, 2016 and June 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$153.47	-2.6%	70.2%	-1.7%	pts.	$218.68	-0.1%
Europe	$121.50	2.5%	76.7%	-0.3%	pts.	$158.42	2.9%
Middle East & Africa	$87.07	-7.1%	61.0%	-2.1%	pts.	$142.68	-3.8%
Asia Pacific	$106.95	5.2%	74.8%	4.2%	pts.	$142.97	-0.7%
Total International[2]	$112.91	1.1%	72.3%	0.8%	pts.	$156.25	-0.1%
Worldwide[4]	$134.89	2.8%	77.1%	1.3%	pts.	$174.92	1.1%

Comparable Systemwide International Properties[1]
	Three Months Ended June 30, 2016 and June 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$144.97	-0.7%	69.2%	-0.7%	pts.	$209.44	0.2%
Europe	$114.17	3.4%	74.1%	0.3%	pts.	$154.18	2.9%
Middle East & Africa	$81.66	-5.9%	60.5%	-2.1%	pts.	$135.01	-2.6%
Asia Pacific	$113.21	5.7%	75.5%	3.7%	pts.	$149.94	0.5%
Total International[3]	$113.53	1.9%	71.4%	0.7%	pts.	$159.03	0.9%
Worldwide[5]	$118.97	2.9%	77.1%	0.8%	pts.	$154.25	1.9%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, and AC Hotels by Marriott.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, AC Hotels by Marriott, and Moxy Hotels.

4
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, Springhill Suites, AC Hotels by Marriott, and Moxy Hotels.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Six Months Ended June 30, 2016 and June 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$183.34	1.8%	72.6%	-1.0%	pts.	$252.69	3.2%
Europe	$106.12	2.4%	70.4%	-0.5%	pts.	$150.76	3.1%
Middle East & Africa	$99.27	-4.9%	65.4%	-0.7%	pts.	$151.71	-3.9%
Asia Pacific	$107.31	6.0%	72.9%	4.2%	pts.	$147.16	-0.2%
Total International[2]	$113.41	2.2%	70.6%	1.1%	pts.	$160.71	0.5%
Worldwide[4]	$130.26	3.1%	74.0%	1.1%	pts.	$175.91	1.6%

Comparable Systemwide International Properties[1]
	Six Months Ended June 30, 2016 and June 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$156.18	1.8%	68.7%	-0.1%	pts.	$227.30	1.9%
Europe	$99.18	3.1%	67.6%	0.1%	pts.	$146.72	2.9%
Middle East & Africa	$92.00	-3.8%	64.3%	-0.7%	pts.	$142.97	-2.7%
Asia Pacific	$112.33	6.5%	73.7%	3.9%	pts.	$152.52	0.9%
Total International[3]	$111.22	2.7%	69.0%	1.0%	pts.	$161.20	1.2%
Worldwide[5]	$112.45	2.8%	73.2%	0.5%	pts.	$153.53	2.2%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, and AC Hotels by Marriott.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, AC Hotels by Marriott, and Moxy Hotels.

4
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, Springhill Suites, AC Hotels by Marriott, and Moxy Hotels.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated North American Properties
	Three Months Ended June 30, 2016 and June 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$165.48	3.2%	80.8%	1.5%	pts.	$204.79	1.2%
Renaissance Hotels	$160.06	7.6%	82.1%	3.0%	pts.	$194.98	3.7%
The Ritz-Carlton	$257.21	1.5%	74.5%	1.0%	pts.	$345.03	0.2%
Composite North American Full-Service[1]	$172.97	3.8%	80.1%	1.8%	pts.	$215.97	1.4%
Courtyard	$113.81	3.4%	78.6%	1.4%	pts.	$144.88	1.5%
SpringHill Suites	$107.94	3.2%	82.2%	1.3%	pts.	$131.25	1.5%
Residence Inn	$125.64	3.0%	82.5%	0.7%	pts.	$152.21	2.1%
TownePlace Suites	$86.56	4.3%	81.0%	0.2%	pts.	$106.92	4.0%
Composite North American Limited-Service[2]	$115.38	3.3%	79.9%	1.2%	pts.	$144.35	1.7%
Composite - All[3]	$148.04	3.6%	80.0%	1.6%	pts.	$185.01	1.6%

Comparable Systemwide North American Properties
	Three Months Ended June 30, 2016 and June 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$141.10	3.4%	77.7%	1.3%	pts.	$181.68	1.6%
Renaissance Hotels	$138.49	6.1%	79.7%	2.0%	pts.	$173.84	3.5%
Autograph Collection Hotels	$182.88	2.4%	78.5%	0.6%	pts.	$233.04	1.6%
The Ritz-Carlton	$257.21	1.5%	74.5%	1.0%	pts.	$345.03	0.2%
Composite North American Full-Service[1]	$149.68	3.7%	77.9%	1.4%	pts.	$192.26	1.8%
Courtyard	$111.32	3.2%	78.1%	0.7%	pts.	$142.56	2.3%
Fairfield Inn & Suites	$84.92	1.4%	74.7%	-0.4%	pts.	$113.62	2.0%
SpringHill Suites	$98.90	3.6%	79.5%	1.0%	pts.	$124.40	2.3%
Residence Inn	$120.63	2.6%	83.1%	0.3%	pts.	$145.15	2.3%
TownePlace Suites	$85.04	4.4%	79.7%	1.1%	pts.	$106.68	2.9%
Composite North American Limited-Service[4]	$105.09	2.8%	78.9%	0.4%	pts.	$133.15	2.3%
Composite - All[5]	$120.33	3.2%	78.6%	0.8%	pts.	$153.17	2.2%

1	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, and EDITION.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

4	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated North American Properties
	Six Months Ended June 30, 2016 and June 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$155.15	3.3%	76.9%	1.1%	pts.	$201.82	1.8%
Renaissance Hotels	$150.75	4.8%	78.6%	1.1%	pts.	$191.71	3.4%
The Ritz-Carlton	$268.08	3.9%	73.4%	1.4%	pts.	$365.46	2.0%
Composite North American Full-Service[1]	$165.25	3.7%	76.6%	1.2%	pts.	$215.86	2.0%
Courtyard	$105.85	3.3%	74.0%	1.0%	pts.	$143.00	1.9%
SpringHill Suites	$100.56	3.8%	77.7%	1.8%	pts.	$129.48	1.3%
Residence Inn	$118.06	3.0%	78.8%	0.3%	pts.	$149.87	2.6%
TownePlace Suites	$77.41	3.4%	73.7%	0.1%	pts.	$105.09	3.2%
Composite North American Limited-Service[2]	$107.71	3.3%	75.6%	0.9%	pts.	$142.52	2.1%
Composite - All[3]	$140.34	3.5%	76.1%	1.1%	pts.	$184.35	2.1%

Comparable Systemwide North American Properties
	Six Months Ended June 30, 2016 and June 30, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$133.46	3.1%	73.7%	0.7%	pts.	$181.09	2.1%
Renaissance Hotels	$130.42	3.9%	75.9%	0.6%	pts.	$171.82	3.0%
Autograph Collection Hotels	$175.75	2.6%	76.3%	1.0%	pts.	$230.42	1.2%
The Ritz-Carlton	$268.08	3.9%	73.4%	1.4%	pts.	$365.46	2.0%
Composite North American Full-Service[1]	$143.02	3.3%	74.2%	0.8%	pts.	$192.79	2.2%
Courtyard	$102.92	2.9%	73.5%	0.4%	pts.	$139.96	2.3%
Fairfield Inn & Suites	$76.83	1.0%	69.6%	-0.7%	pts.	$110.38	2.0%
SpringHill Suites	$91.36	2.4%	75.0%	0.2%	pts.	$121.78	2.1%
Residence Inn	$112.26	2.4%	78.9%	-0.1%	pts.	$142.26	2.6%
TownePlace Suites	$79.06	3.3%	75.1%	0.6%	pts.	$105.30	2.4%
Composite North American Limited-Service[4]	$97.04	2.4%	74.4%	0.1%	pts.	$130.51	2.3%
Composite - All[5]	$112.75	2.8%	74.3%	0.3%	pts.	$151.76	2.4%

1	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, and EDITION.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

4	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2016
	First Quarter	Second Quarter	Total
Net income	$219	$247	$466
Interest expense	47	57	104
Tax provision	107	97	204
Depreciation and amortization	31	30	61
Depreciation classified in Reimbursed costs	14	14	28
Interest expense from unconsolidated joint ventures	1	1	2
Depreciation and amortization from unconsolidated joint ventures	3	3	6
EBITDA**	422	449	871

Starwood transaction and transition costs	8	14	22
Share-based compensation (including share-based compensation reimbursed by third-party owners)	28	31	59
Adjusted EBITDA **	$458	$494	$952

Increase over 2015 Quarterly Adjusted EBITDA **	7%	8%	7%

	Fiscal Year 2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$207	$240	$210	$202	$859
Interest expense	36	42	43	46	167
Tax provision	100	115	99	82	396
Depreciation and amortization	32	32	31	32	127
Depreciation classified in Reimbursed costs	14	14	15	15	58
Interest expense from unconsolidated joint ventures	1	—	1	—	2
Depreciation and amortization from unconsolidated joint ventures	3	2	3	2	10
EBITDA**	393	445	402	379	1,619

EDITION impairment charge	12	—	—	—	12
Loss (gain) on disposition of real estate	—	22	—	(7)	15
Gain on redemption of preferred equity ownership interest	—	(41)	—	—	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	24	31	29	29	113
Adjusted EBITDA **	$429	$457	$431	$401	$1,718

**	Denotes non-GAAP financial measures. Please see page A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA THIRD QUARTER FORECAST
FORECASTED THIRD QUARTER 2016
($ in millions)

	Range[1]
	Estimated Adjusted EBITDA Third Quarter 2016		As Reported Third Quarter 2015
Operating income	$370	$375	$339
Gains and other income, net	5	5	—
Interest income	12	12	5
Equity in earnings	5	5	8
Depreciation and amortization	35	35	31
Depreciation classified in Reimbursed costs	16	16	15
Interest expense from unconsolidated joint ventures	1	1	1
Depreciation and amortization from unconsolidated joint ventures	2	2	3
	446	451	402

Share-based compensation (including share-based compensation reimbursed by third-party owners)	30	30	29
Adjusted EBITDA **	$476	$481	$431

Increase over Q3 2015 Adjusted EBITDA**	10%	12%

** Denotes non-GAAP financial measures. See page A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Excludes the impact of pending Starwood acquisition, including transaction and transition costs.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FOURTH QUARTER FORECAST
FORECASTED FOURTH QUARTER 2016
($ in millions)

	Range[1]
	Estimated Adjusted EBITDA Fourth Quarter 2016		As Reported Fourth Quarter 2015
Operating income	$361	$371	$310
Gains and other income, net	—	—	7
Interest income	15	15	10
Equity in earnings	—	—	3
Depreciation and amortization	34	34	32
Depreciation classified in Reimbursed costs	16	16	15
Interest expense from unconsolidated joint ventures	2	2	—
Depreciation and amortization from unconsolidated joint ventures	2	2	2
	430	440	379

Loss (gain) on disposition of real estate	—	—	(7)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	31	31	29
Adjusted EBITDA **	$461	$471	$401

Increase over Q4 2015 Adjusted EBITDA**	15%	17%

** Denotes non-GAAP financial measures. See page A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Excludes the impact of pending Starwood acquisition, including transaction and transition costs.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FULL YEAR FORECAST
FORECASTED 2016
($ in millions)

	Range[1]
	Estimated Adjusted EBITDA Fiscal Year 2016		As Reported Fiscal Year 2015
Operating income	$1,509	$1,524	$1,350
Gains and other income, net	5	5	27
Interest income	40	40	29
Equity in earnings	10	10	16
Depreciation and amortization	130	130	127
Depreciation classified in Reimbursed costs	60	60	58
Interest expense from unconsolidated joint ventures	5	5	2
Depreciation and amortization from unconsolidated joint ventures	10	10	10
	1,769	1,784	1,619

EDITION impairment charge	—	—	12
Loss (gain) on disposition of real estate	—	—	15
Gain on redemption of preferred equity ownership interest	—	—	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	120	120	113
Adjusted EBITDA **	$1,889	$1,904	$1,718

Increase over 2015 Adjusted EBITDA**	10%	11%

** Denotes non-GAAP financial measures. See page A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Excludes the impact of pending Starwood acquisition, including transaction and transition costs.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING INCOME MARGIN AND ADJUSTED EBITDA MARGIN
SECOND QUARTER 2016 and 2015
($ in millions)

	Second Quarter 2016	Second Quarter 2015
Total revenues, as reported	$3,902	$3,689
Less: cost reimbursements	(3,142)	(2,953)
Total revenues, as adjusted **	$760	$736

Operating income, as reported	$389	$369
Add: Starwood transaction and transition costs	14	—
Operating income, as adjusted**	$403	$369

Adjusted operating income margin**	53%	50%

Adjusted EBITDA**	$494

Adjusted EBITDA margin**	65%

**	Denotes non-GAAP financial measures. Please see page A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
RETURN ON INVESTED CAPITAL
($ in millions)

The reconciliation of net income to earnings before interest expense and taxes is as follows:
	Twelve Months Ended June 30, 2016
Net income	$878
Interest expense	193
Tax provision	385
Earnings before interest expense and taxes **	$1,456

The reconciliations of assets to invested capital are as follows:
	June 30, 2016	June 30, 2015
Assets	$6,650	$6,311
Less: current liabilities, net of current portion of long-term debt	(2,941)	(2,903)
Less: deferred tax assets[1]	(586)	(684)
Invested capital **	$3,123	$2,724

Average invested capital [2] **	$2,924

Return on invested capital **	49.8%

[1]	At June 30, 2015 “deferred tax assets” is net of current deferred income tax liabilities of $22M.

[2]	Calculated as “Invested capital” for June 30, 2016 and June 30, 2015, divided by two.

** Denotes non-GAAP financial measures. See page A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures That Exclude Merger-Related Costs. Management evaluates certain non-GAAP measures that exclude transaction and transition costs associated with the Starwood merger because those non-GAAP measures allow for period-over period comparisons of our ongoing operations before the impact of these charges. These non-GAAP measures, which are reconciled to the comparable GAAP measures on pages A-1 and A-2, include adjusted net income, adjusted general, administrative, and other expenses, adjusted interest expense, and adjusted EPS. Non-GAAP adjusted net income and its components and adjusted EPS are not, and should not be viewed as, substitutes for net income and EPS.

Earnings Before Interest Expense and Taxes (“EBIT”), and Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). EBIT, which we use as part of our return on invested capital calculation, reflects net income excluding the impact of interest expense and provision for income taxes, and EBITDA reflects EBIT excluding the impact of depreciation and amortization. Our non-GAAP measure of Adjusted EBITDA further adjusts EBITDA to exclude the following items: (1) the 2016 pre-tax transaction and transition costs associated with the Starwood merger, which we recorded in the “General, administrative, and other” caption of our Consolidated Statements of Income (our “Income Statements”); (2) the pre-tax EDITION impairment charges in the 2015 first quarter, which we recorded in the “Depreciation, amortization, and other” caption of our Income Statements; (3) the pre-tax expected loss on dispositions of real estate in the 2015 second quarter, the reversal of a portion of the pre-tax loss on disposition upon sale of one property in the 2015 fourth quarter, and the pre-tax preferred equity investment gain in the 2015 second quarter, all of which we recorded in the “Gains and other income, net” caption of our Income Statements; and (4) share-based compensation expense for all periods presented.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation included under “Reimbursed costs” in our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We also excluded share-based compensation expense in all periods presented in order to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

Adjusted Operating Income Margin and Adjusted EBITDA Margin. We calculate Adjusted Operating Income Margin by dividing adjusted operating income by adjusted total revenues. Adjusted EBITDA Margin reflects Adjusted EBITDA, defined above, divided by adjusted total revenues. We consider total revenues, as adjusted to exclude cost reimbursements, to be meaningful metrics as they represent that portion of revenue and operating income margin that allows for period-over-period comparisons. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and the related expense have no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. We consider operating income, as adjusted for the pre-tax Starwood transaction and transition costs, and Adjusted EBITDA Margin meaningful for the same reasons noted above.

Return on Invested Capital (“ROIC”). We calculate ROIC as EBIT divided by average invested capital. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate ROIC because it measures how effectively we use the money we invest in our operations. We calculate invested capital by deducting from total assets: (1) current liabilities, as we intend to satisfy them in the short term, net of current portion of long-term debt, as the numerator of the calculation excludes interest expense; and (2) deferred tax assets because the numerator of the calculation is a pre-tax amount. Prior to our adoption of ASU No. 2015-17 - “Balance Sheet Classification of Deferred Taxes” in the 2015 fourth quarter, deferred tax assets is presented net of current deferred tax liabilities.